UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

Amendment No. 1
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): February 7, 2023

Innovid Corp.
(Exact name of registrant as specified in its charter)

Delaware	001-40048	87-3769599
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

30 Irving Place, 12th Floor
New York, NY 10003
(Address of principal executive offices) (Zip Code)
(212) 966-7555
(Registrant’s telephone number, include area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	CTV	New York Stock Exchange
Warrants to purchase one share of common stock, each at an exercise price of $11.50 per share	CTVWS	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

EXPLANATORY NOTE

This Form 8-K/A amends the Form 8-K filed by Innovid Corp. (the “Company”) with the U.S. Securities and Exchange Commission (the “SEC”) on February 9, 2023 (the “Original 8-K”) which announced the promotion of Ken Markus to the position of Chief Operating Officer (“COO”). At the time of the filing of the Original 8-K, the terms of Mr. Markus’s compensation in relation to the new promotion had yet to be definitively determined. This Amendment No. 1 to the Original 8-K describes the additional compensation provided to Mr. Markus in consideration of the promotion to the COO position.

The other disclosures contained under Items 5.02, 7.01 and 9.01 of the Original 8-K are not amended hereby.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Company previously announced that Mr. Markus accepted his appointment as the COO of the Company. Effective on March 31, 2023, the Company granted Mr. Markus 500,000 restricted stock units (the “RSU Award”) pursuant to the Company’s 2021 Omnibus Incentive Plan and Form of Restricted Stock Unit Agreement. Vesting of the RSUs are subject to time based or service conditions.

The foregoing description of the RSU Award does not purport to be complete and is qualified in its entirety by reference to the Form of Restricted Stock Unit Agreement exhibited in the Company’s recent Annual Report on Form 10-K filed with the SEC on March 3, 2023.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INNOVID CORP.

Date: April 4, 2023	By:	/s/ Tanya Andreev-Kaspin
	Name:	Tanya Andreev-Kaspin
	Title:	Chief Financial Officer